                                                                   EXHIBIT 10.48

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT (the "Agreement") is entered into as of this 26th day of April, 2000 by and between AMYLIN PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and ALAIN D. BARON ("Employee").

      WHEREAS, Employee has relocated to California to serve as the Company's Vice President of Clinical Research;

      WHEREAS, Employee has requested that the Company lend Employee Three Hundred Thousand Dollars ($300,000.00) for the purpose of purchasing a home in California.

      NOW THEREFORE, the parties hereto agree as follows:

      1. LOAN. The Company shall lend Employee a total of Three Hundred Thousand Dollars ($300,000.00) (the "Loan") upon the terms and conditions contained herein. The Loan shall be made on the date of the closing of the purchase of the Property (defined below). The intent of the parties is that the purpose of the Loan is not for consumer, family or household purposes.

      2. CONDITION ON LOAN FOR PRINCIPAL RESIDENCE. The Loan shall be used only to purchase the new principal residence of Employee in San Diego County (the "Property").

      3. INTEREST. The loan shall bear an interest rate of 5.0% compounded annually based on a 360 day calendar year.

      4. PROMISSORY NOTE. The Loan shall be made pursuant to a promissory note in the form attached hereto as Exhibit A (the "Note"). Employee shall execute the Note concurrently with the execution of this Agreement. All repayments of principal with respect to the Loan shall be evidenced by notations made by the Company on the Note; provided, however, that the failure by the Company to make such notations shall not limit or otherwise affect the obligations of Employee with respect to the repayments of principal or payments of interest (if any) on the Loan.

      5. DEED OF TRUST WITH ASSIGNMENTS OF RENTS. Employee hereby agrees to secure the Loan pursuant to a [second] Deed of Trust on the Property in the form attached hereto as Deed of Trust With Assignment of Rents, which Deed of Trust shall be executed concurrently herewith by Employee and Employee's SPOUSE.

      6. METHOD OF FUNDING. The Loan proceeds shall be advanced by check from the Company to Employee, which check shall be separate from Employee's regular paycheck.

      7. CONDITION ON FUTURE EMPLOYMENT. The Loan is conditioned on the future performance of substantial services by Employee.

      8. ITEMIZATION OF DEDUCTIONS. Employee certifies to the Company that Employee reasonably expects to be entitled to and will itemize deductions for each year the Loan is outstanding.

                                       1.

      9. REPAYMENT OF LOAN. The outstanding principal amount of the Loan together with all accrued and unpaid interest shall become due and payable in a single payment immediately upon the occurrence of any one or more of the following (the "Maturity Date"):

         (A) the forty-fifth (45th) day following the date of termination of Employee's employment with the Company for any reason or no reason;

            (B) the sale or transfer of any interest in the Property; or

            (C) on that date that is five (5) years from the date of this Agreement.

      10. NON-TRANSFERABLE. The right of Employee to request and receive the Loan hereunder, as well as the benefits of the interest arrangement under this Agreement, shall not be assignable or otherwise transferable by Employee.

      11. RESTRICTIONS.

         (A) Employee hereby agrees and understands that until the entire outstanding principal amount of the loan shall have been repaid, that:

             (I) notwithstanding the terms and conditions of any agreement of the Company permitting Employee to purchase or acquire Common Stock of the Company or options to purchase or acquire Common Stock of the Company, Employee (or any entity in which Employee has a beneficial ownership or control) shall not sell, transfer, pledge or dispose of in any way any Common Stock obtained upon the exercise of an option, acquired through any of the Company's stock or stock option plans or otherwise issued to, or acquired by, Employee (or any entity in which Employee has a beneficial ownership or control) pursuant to a compensation arrangement with the Company; and

             (II) notwithstanding the terms of the Company's 401(k) Retirement Plan ("401(k) Plan"), Employee may not make any withdrawal of, or take any loan against, Employee's contributed funds under the 401(k) Plan.

      12. GENERAL PROVISIONS.

         (A) This Agreement shall be governed by the laws of the State of California applicable to contracts made and performed in such state, without regard to principles of conflicts of laws.

         (B) This Agreement and its Exhibits contains the entire agreement between Employee and the Company, and is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. Employee and the Company each acknowledge and represent that this Agreement is entered into without reliance on any promise or representation other than those expressly contained herein and that this Agreement cannot be modified except in a writing signed by both parties.

         (C) Except as otherwise specified herein, any notice, demand or request required or permitted to be given by either the Company or Employee pursuant to the terms of

                                       2.

this Agreement shall be in writing and shall be deemed given when delivered personally, three days after being deposited in the U.S. Mail, registered mail, return receipt requested, postage prepaid, or one business day after delivery to an overnight carrier service and addressed to the Company at its then current principal office and to Employee at the address listed for him on the Company's payroll records.

      (D) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

      (E) Employee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purpose or intent of this Agreement.

      (F) In the event of any litigation concerning this Agreement, the prevailing party shall be entitled to a reasonable sum for attorneys' fees, costs, and litigation expenses, whether or not such action is prosecuted to judgment. "Prevailing Party" includes without limitation a party who agrees to dismiss an action upon payment by the other party of sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by that party. In the event that the Company is the Prevailing Party, the Company shall also be entitled to reasonable costs associated with the collection of the Loan.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

      AMYLIN PHARMACEUTICALS, INC.

      a Delaware corporation

      By:
         ------------------------------         --------------------------
                                                         ALAIN D. BARON

      Title:
            ---------------------------



                                       3.

                                    EXHIBIT A

           DO NOT DESTROY THIS NOTE: WHEN PAID, THIS NOTE AND DEED OF
              TRUST SECURING IT MUST BE SURRENDERED TO TRUSTEE FOR
                 CANCELLATION BEFORE RECONVEYANCE WILL BE MADE.

                             PROMISSORY NOTE SECURED
                                BY DEED OF TRUST

5%                                                      Dated:  April 26, 2000

      FOR VALUE RECEIVED, Alain D. Baron ("Maker"), promises to pay Amylin Pharmaceuticals, Inc. ("Holder") or order, at 9373 Towne Centre Drive, San Diego, California 92121 or such other place as Holder may from time to time designate, in lawful money of the United States, the principal sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00), together with interest, and any amounts due thereon, payable in the manner set forth below. All capitalized terms used herein and not defined shall have the same meaning as in the Loan Agreement.

      1. PAYMENT OF PRINCIPAL. The principal shall be discharged at the times and in the manner set forth in the Loan Agreement of even date between Maker and Holder.

      2. SECURITY. This Note is secured by a [second] deed of trust herewith from Maker and ___________________ ("Spouse") as trustor, naming Holder as beneficiary (the "Deed of Trust"), granting a security interest in certain real property located in the City of San Diego, County of San Diego, California, as more particularly described therein (the "Property"). Maker shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the collateral against and take such other action as is necessary to remove, any lien on or in the Property, or any portion thereof.

      3. DEFAULT AND REMEDIES.

         (A) DEFAULT. Maker will be in default under this Note if (i) Maker fails to make any payment required hereunder when due, (ii) Maker breaches any other covenant or agreement under this Note, (iii) Maker is in default of its obligations under the Deed of Trust, Loan Agreement or any other instrument securing or evidencing this Note, (iv) the appointment of a receiver for any part of the property of, or an assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against any maker, endorser or guarantor, or (v) the death (in the case of individuals) of any maker, endorser, guarantor or general partner of any of the foregoing.

         (B) REMEDIES. Upon Maker's default, Holder may (i) upon written notice to Maker, declare the entire principal sum together with all accrued and unpaid interest immediately due and payable and (ii) exercise any and all of the remedies provided under the Deed of Trust or at law or in equity.

                                      A-1.

         (C) DEFAULT INTEREST. If any amount payable hereunder shall not be paid within forty-five (45) days after the Maturity Date, at the option of Holder, the unpaid principal balance together with all accrued and unpaid interest shall immediately begin to accrue interest at a rate of 7.0% and Holder shall have all remedies available to it by law as a creditor hereunder.

      4. WAIVERS. Maker, and any endorsers or guarantors hereof, severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor, acceleration, intent to accelerate, and nonpayment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time without notice, and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of Maker or any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, agreed to by Holder with any person now or hereafter liable for the payment of this Note, shall affect the original liability of Maker under this Note, even if Maker is not a party to such agreement.

      5. NOTICE. All notices or other communications required or given hereunder shall be in writing and shall be deemed effectively given when presented personally or on the date of receipt if sent by courier service or U.S. Mail (certified or registered, postage prepaid, return receipt requested) to the parties at the addresses given below or such other addresses as the parties may hereafter designate in writing. The date shown on the courier's confirmation of delivery or return receipt shall be conclusive as to the date of receipt.

                        Maker:   Alain D. Baron

                                 -------------------
                                 -------------------
                                 -------------------

                        Holder:  Amylin Pharmaceuticals, Inc.
                                 9373 Towne Centre Drive
                                 San Diego, California 92121
                                 Attention:  Chief Financial Officer

      6. MISCELLANEOUS.

         (A) Maker shall pay all costs, including, without limitation, reasonable attorneys' fees incurred by Holder in collecting the sums due hereunder.

         (B) This Note may be modified only by a written agreement executed by Maker and Holder.

         (C) This Note shall be governed by California law.

         (D) The terms of this Note shall inure to the benefit of and bind Maker and Holder and their respective heirs, legal representatives and successors and assigns.

         (E) Time is of the essence with respect to all matters set forth in this Note.

                                      A-2.

         (F) If this Note is destroyed, lost or stolen, Maker will deliver a new note to Holder on the same terms and conditions as this Note with a notation of the unpaid principal in substitution of the prior Note. Holder shall furnish to Maker reasonable evidence that the Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by Maker in connection with the replacement of this Note.

         (G) If any provision of this Note shall be held to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Note.

         (H) If this Note is now, or hereinafter shall be, signed by more than one party or person, it shall be the joint and several obligation of such parties or persons and shall be binding upon such parties and upon their respective successors and assigns.

         (I) In the event of any litigation concerning this Agreement, the prevailing party shall be entitled to a reasonable sum for attorneys' fees, costs, and litigation expenses, whether or not such action is prosecuted to judgment. "Prevailing Party" includes without limitation a party who agrees to dismiss an action upon payment by the other party of sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by that party. In the event that the Company is the Prevailing Party, the Company shall also be entitled to reasonable costs associated with the collection of the Loan.

      This Note may be prepaid in whole or in part, at any time, without penalty or premium, on any date prior to the Maturity Date.

      IN WITNESS WHEREOF, Maker has executed this Note as of the date and year first above written.

                                     MAKER:

                                    ---------------------------
                                    Alain D. Baron

                                      A-3.